UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

November 4, 2009
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle Corona, California (Address of principal executive offices)		92880 (Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

On November 4, 2009, Watson Pharmaceuticals, Inc. (the “Company”) issued a press release reporting the financial results of the Company for the third quarter ended September 30, 2009, and providing a forecast of certain estimated financial metrics for 2009.  A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In its press release, the Company included non-GAAP financial measures, as defined in Regulation G promulgated by the U. S. Securities and Exchange Commission.  The Company believes that its inclusion of non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends.  The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business.  These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.

d. Exhibits:

99.1	Press Release titled “Watson Reports Third Quarter 2009 GAAP EPS of $0.55; Adjusted EPS $0.66” dated November 4, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 4, 2009		WATSON PHARMACEUTICALS, INC.

		By:	/s/ R. Todd Joyce
R. Todd Joyce
Senior Vice President – Chief Financial Officer
Principal Accounting Officer and Principal Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release titled “Watson Reports Third Quarter 2009 GAAP EPS of $0.55; Adjusted EPS $0.66” dated November 4, 2009.